UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 14, 2016 (December 8, 2016)

REIS, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12917	13-3926898
(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 921-1122
(Registrant’s Telephone Number, Including Area Code)

530 Fifth Avenue, New York, NY
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2016, Reis, Inc. (“Reis” or the “Company”), as guarantor, and its wholly owned subsidiary, Reis Services, LLC (“Reis Services”), as borrower, entered into a Second Amendment (the “Second Amendment”) to the Amended and Restated Loan and Security Agreement, dated as of January 28, 2016, by and among Reis Services, LLC, as Borrower, Reis, Inc., as Guarantor, and Capital One, National Association, as lender (the “Lender”).

The Second Amendment makes certain modifications to the Amended and Restated Loan and Security Agreement, including the addition of a Debt Service Coverage Ratio for the fiscal quarters ending during the period commencing on December 31, 2016 through and including March 31, 2018 in place of the Fixed Charge Coverage Ratio, and a minimum liquidity requirement of $10,000,000 of average collected balances in non-interest bearing demand deposit accounts with the Lender from December 8, 2016 through March 31, 2018, as well as other minor reporting changes.

The foregoing is a summary of the material terms of the Second Amendment and not a complete description of the Second Amendment. Accordingly, the foregoing is qualified in its entirety by reference to the Second Amendment, attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the material terms of the Second Amendment contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1
Second Amendment, dated as of December 8, 2016, to the Amended and Restated Revolving Loan and Security Agreement by and among Reis Services, LLC, as Borrower, Reis, Inc., as Guarantor, and Capital One, National Association, as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIS, INC.

By:	/s/ Mark P. Cantaluppi
Mark P. Cantaluppi
Vice President, Chief Financial Officer

Date:	December 14, 2016

EXHIBIT INDEX

10.1
Second Amendment, dated as of December 8, 2016, to the Amended and Restated Revolving Loan and Security Agreement by and among Reis Services, LLC, as Borrower, Reis, Inc., as Guarantor, and Capital One, National Association, as Lender.